                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COLLAGEN AESTHETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           COLLAGEN AESTHETICS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COLLAGEN AESTHETICS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, October 28, 1998 at 10:00 a.m., local time, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

     3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 4, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Very truly yours,

                                          Elias J. Blawie
                                          Secretary

Palo Alto, California
September 28, 1998

                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                           COLLAGEN AESTHETICS, INC.

                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Collagen Aesthetics, Inc. (the "Company" or "Collagen") for use at the Annual Meeting of Stockholders to be held Wednesday, October 28, 1998 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025.

     These proxy solicitation materials were mailed on or about September 28, 1998 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record of the Company's Common Stock at the close of business on September 4, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the September 4, 1998 record date, 8,847,588 shares of the Company's Common Stock were issued and outstanding, exclusive of shares held by the Company as treasury stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company (Attention:
Norman L. Halleen, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Holders of shares of Common Stock are entitled to one vote per share on all matters, except that all such holders are entitled to cumulate their votes in the election of directors.

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the names of the candidates for which votes are being cumulated have been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the stockholder's intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors, and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than May 29, 1999 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

     The names of the nominees, and certain information about them as of September 4, 1998, are set forth below:

                                                                                     DIRECTOR
      NAME OF NOMINEE         AGE                PRINCIPAL OCCUPATION                 SINCE
      ---------------         ---                --------------------                --------
Gary S. Petersmeyer.........  51     President and Chief Executive Officer of the      1995
                                     Company
Anne L. Bakar...............  41     President and Chief Executive Officer of          1993
                                     Telecare Corporation (a provider of
                                     in-patient psychiatric services)
Fulton Collins..............  55     Chairman and Chief Executive Officer of           1998
                                     Collins Investments, Inc., Chairman of the
                                     Board of Trustees of the University of Tulsa
                                     and Trustee of the Donald W. Reynolds
                                     Foundation
William G. Davis............  65     Independent business consultant; retired          1984
                                     President of Medical Instrument Systems
                                     Division, Eli Lilly and Company (a
                                     diversified health care company)
Gerald Lazarus, M.D.........  59     Dean Emeritus of the School of Medicine at        1998
                                     the University of California, Davis and
                                     Professor in the Departments of Dermatology
                                     and Biological Chemistry

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

     Mr. Petersmeyer joined the Company as President, Chief Operating Officer and Director in February 1995. In February 1997, Mr. Petersmeyer became the Company's Chief Executive Officer. Prior to joining the Company, Mr. Petersmeyer was employed by Syntex Corporation, a manufacturer of pharmaceutical products, from 1991 to January 1995, where he served as Vice President of Managed Health Care from March 1993 to January 1995, as well as serving at various times as National Sales Director and Director of Corporate Development. From 1986 to 1990, he served as President and Chief Executive Officer of Beta Phase, Inc., a medical device manufacturer, and from 1982 to 1986, he was the Executive Vice President and General Manager, Ophthalmic Products Division, of CooperVision, Inc., a manufacturer and distributor of ophthalmic products.

     Ms. Bakar has been President and Chief Executive Officer of Telecare Corporation, the largest private provider of psychiatric services in the state of California, since 1987. Previously, Ms. Bakar spent seven years in the investment banking industry.

     Mr. Collins is Chairman and Chief Executive Officer of Collins Investments, Inc., Chairman of the Board of Trustees of the University of Tulsa and a Trustee of the Donald W. Reynolds Foundation. He has served at Syntex Corporation from 1971 to 1980 where he was Group Vice President, from 1980 to 1994 as Chairman and Chief Executive Officer of Liberty Glass Company and Chairman of Summit Acceptance Corporation from 1994 to 1998. Mr. Collins holds a BA, MS and MBA from Stanford University.

     Mr. Davis was associated with Eli Lilly and Company from 1957 to 1984, where he served as Executive Vice President, Eli Lilly International Corporation, from 1972 to 1975, Executive Vice President, Pharmaceutical Division, from 1975 to 1982 and President, Medical Instrument Systems Division, from 1982 until his retirement in 1984. Mr. Davis is also a director of Alza Corporation and CardioVascular Dynamics, Inc.

     Dr. Lazarus is Dean Emeritus of the School of Medicine at the University of California, Davis, and Professor in the Departments of Dermatology and Biological Chemistry. Dr. Lazarus' career includes the Harvard Medical School, the University of Cambridge (England), the Montefiore Hospital and Medical Center and Distinguished Professor and Chairman of Dermatology at both Duke University Medical Center and the University of Pennsylvania School of Medicine.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of fifteen meetings during the fiscal year ended June 30, 1998, including meetings held by conference telephone call. The Board of Directors has an Audit Committee and a Human Resources Committee. There is no committee performing the functions of a nominating committee.

     The Audit Committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to the Company's internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by management, and reviews the Company's internal control structure, including systems, procedures and internal accounting controls, with the Company's financial and accounting staff. This Committee consisted of director Bakar and director Craig W. Johnson (who resigned from the Board in August 1998 in connection with the spinoff of Cohesion Technologies, Inc. from the Company) and held three meetings during fiscal 1998. The Audit Committee for fiscal 1999 will consist initially of directors Bakar and Collins.

     The Human Resources Committee provides guidance and commentary for all corporate compensation, benefits, perquisite and employee (and director) equity programs. It reviews and makes recommendations to the Board regarding such matters as the Company's compensation of its officers, all employee equity plans and individual equity grants and bonus plans and bonus payments. This Committee, which consisted of directors Davis and Bakar and director Reid W. Dennis (who resigned from the Board in August 1998 in connection with the spinoff of Cohesion Technologies, Inc. from the Company), held five meetings during fiscal 1998.

     No incumbent director attended fewer than 75% of the aggregate number of meetings (held while such director was a member) of the Board of Directors and of the committees, if any, upon which such director served during fiscal 1998.

COMPENSATION OF DIRECTORS

     The Company currently pays each director who is not an employee (currently four persons) a monthly retainer of $1,000, a fee of $1,000 for each meeting of the Board attended by such director, a fee of $250 for each telephonic meeting of the Board in which such director participates and a fee of $500 for each committee meeting attended by such director on a date not coinciding with a meeting of the Board. Prior to August 18, 1998, each nonemployee director participated in the Company's 1990 Directors' Stock Option Plan, pursuant to which nonemployee directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in such plan. On August 18, 1998, the 1998 Directors' Stock Option Plan took effect and, as described under the heading "Proposal No. 5: Adoption of the Company 1998 Directors' Stock Option Plan" in the Company's Proxy Statement for its Special Meeting of Stockholders held August 12, 1998, each nonemployee director is granted options to purchase shares of the Company's Common Stock on the terms and conditions set forth therein. On July 1, 1997, each of the Company's nonemployee directors on such date were granted a 3,000 share option at an exercise price of $19.25 per share, all pursuant to the terms of the Company's 1990 Directors' Stock Option Plan. On July 1, 1998, each of the Company's nonemployee directors on such date were granted a 3,000 share option at an exercise price of $18.09 per share pursuant to the Company's 1990 Directors' Stock Option Plan. On August 12, 1998 Messrs. Collins and Lazarus were granted 15,000 shares at $18.88 per share. In connection with the spinoff, this price was adjusted to $13.40. This adjusted price was determined in accordance with the Emerging Issues Task Force Issue 90-9 as agreed upon by the Company's Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                PROPOSAL NO. 2:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since fiscal 1978. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                               OTHER INFORMATION

                             COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of June 30, 1998 as to (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 8 and (iv) all directors and executive officers as a group.

                                                           SHARES BENEFICIALLY
                                                                OWNED(1)
              5% STOCKHOLDERS, DIRECTORS,                -----------------------
      NAMED EXECUTIVE OFFICERS, AND DIRECTORS AND                     PERCENT OF
             EXECUTIVE OFFICERS AS A GROUP                NUMBER      CLASS (2)
      -------------------------------------------        ---------    ----------
Wellington Management Company(3).......................  1,244,300       14.1%
  75 State Street
  Boston, MA 02109
Heartland Advisors, Inc.(4)............................  1,079,800       12.2%
  790 North Milwaukee Street
  Milwaukee, WI 53202
T. Rowe Price Associates, Inc.(5)......................    727,400        8.2%
  100 East Pratt Street
  Baltimore, MD 21202
Reid W. Dennis(6)......................................    700,043        7.9%
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Vanguard Specialized Portfolios, Inc.(7)...............    525,800        5.9%
  Health Care Portfolio
  100 Vanguard Boulevard, # V34
  Malvern, PA 19355
Dimensional Fund Advisors, Inc.(8).....................    504,050        5.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Anne L. Bakar(9).......................................     27,000          *
Fulton Collins(10).....................................     27,900          *
William G. Davis(11)...................................     34,000          *
Gerald Lazarus, M.D....................................         --         --
Gary S. Petersmeyer(12)................................    149,321        1.7%
Reinhard Koenig, M.D.(13)..............................     13,820          *
David J. Foster(14)....................................     55,715          *
Norman L. Halleen(15)..................................      9,820          *
Jean-Pierre Capdevielle(16)............................     11,820          *
All directors and executive officers as a group
  (13 persons)(17).....................................  1,067,298        4.2%

---------------
  *  Less than 1 percent.

 (1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

 (2) As of September 4, 1998, 8,847,588 shares were issued and outstanding, exclusive of shares held by the Company as treasury stock.

 (3) Wellington Management Company ("WMI") is an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. WMI may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, WMI may be deemed to have shared voting power with respect to 545,800 shares and shared dispositive power with respect to 1,244,300 shares. The information presented is based upon information filed with the Commission on Schedule 13G/A by the stockholder on February 19, 1997.

 (4) Heartland Advisors, Inc., America's Value Investor(R) ("Heartland Advisors") is an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. Heartland Advisors may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, Heartland Advisors may be deemed to have sole voting power with respect to 1,069,300 shares and sole dispositive power with respect to 1,079,800 shares. The information presented is based upon information filed with the Commission on Schedule 13G by the stockholder on January 27, 1998.

 (5) T. Rowe Price Associates, Inc. is an investment advisor registered under the Investment Advisors Act of 1940, as amended. T. Rowe Price Associates, Inc. may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, T. Rowe Price Associates, Inc. may be deemed to have sole voting power with respect to 253,300 shares and sole dispositive power with respect to 727,400 shares. The information presented is based upon information filed with the Commission on Schedule 13G by the stockholder on February 9, 1998.

 (6) Includes 27,000 shares issuable upon exercise of options exercisable within 60 days of September 4, 1998; excludes 1,500 shares held by Mr. Dennis as Trustee for Suzanna Weaver Dennis, in which he disclaims any beneficial ownership.

 (7) Vanguard Specialized Portfolios, Inc. -- Health Care Portfolio ("Vanguard") is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Vanguard may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, Vanguard may be deemed to have sole voting power with respect to 525,800 shares and shared dispositive power with respect to 525,800 shares. The information presented is based upon information filed with the Commission on Schedule 13G by the stockholder on February 9, 1998.

 (8) Dimensional Fund Advisors, Inc. ("DFA") is an investment advisor registered under the Investment Advisors Act of 1940, as amended. DFA may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, DFA may be deemed to have sole voting power with respect to 339,650 shares and sole dispositive power with respect to 504,050 shares. The information presented is based upon information filed with the Commission on Schedule 13G by the stockholder on February 10, 1998.

 (9) Represents shares issuable upon exercise of options exercisable within 60 days of September 4, 1998.

(10) Represents shares issuable upon exercise of options exercisable within 60 days of September 4, 1998.

(11) Includes 27,000 shares issuable upon exercise of options exercisable within 60 days of September 4, 1998.

(12) Includes 145,800 shares issuable upon exercise of options exercisable within 60 days of September 4, 1998.

(13) Represents shares issuable upon exercise of options exercisable within 60 days of September 4, 1998.

(14) Includes 45,860 shares issuable upon exercise of options exercisable within 60 days of September 4, 1998. Mr. Foster resigned as an officer of the Company in August 1998 but will continue to serve as Chief Executive Officer and member of the Cohesion Technologies, Inc. board of directors.

(15) Represents shares issuable upon exercise of options exercisable within 60 days of September 4, 1998.

 (16) Represents shares issuable upon exercise of options exercisable within 60 days of September 4, 1998. Mr. Capdevielle commenced employment with the Company in February 1997 and resigned as an officer in August 1998.

 (17) See footnotes (6) and (9) through (16).

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation received by (i) the individual who served as Chief Executive Officer of the Company during the fiscal year ended June 30, 1998 and (ii) the four other most highly compensated executive officers of the Company serving at the end of the fiscal year ended June 30, 1998 and the compensation received by each such individual for the Company's two prior fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                           ANNUAL COMPENSATION           SECURITIES
                                     -------------------------------     UNDERLYING      ALL OTHER
                                     FISCAL                               OPTIONS       COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR     SALARY($)    BONUS($)       (#)(1)          ($)(2)
    ---------------------------      ------    ---------    --------    ------------    ------------
Gary S. Petersmeyer................   1998     $309,040     $138,376(7)    35,000         $ 3,254
  President, Chief Executive          1997     $262,777     $108,000      150,000           2,238
  Officer and director                1996     $213,956     $ 29,025       25,000          36,301
Jean-Pierre Capdevielle (3)........   1998     $187,270     $ 65,914(7)     6,500              --
  Vice President and Managing         1997     $ 70,024     $ 21,240       25,000          24,158
  Director, International             1996           --           --           --              --
David J. Foster(4).................   1998     $183,639     $ 64,095(7)    15,000             626
  Senior Vice President and           1997     $160,263     $ 47,600        6,000             453
  General Manager,                    1996     $144,306     $ 24,575       10,000             314
  Collagen Technologies Group
Norman L. Halleen(5)...............   1998     $163,133     $ 46,838(7)     6,500             762
  Vice President, Finance and         1997     $ 66,441     $ 18,816       20,000             226
  Chief Financial Officer             1996           --           --           --              --
Reinhard Koenig, M.D.(6)...........   1998     $172,979     $ 60,543(7)     6,500             391
  Vice President, Medical Affairs     1997     $123,689     $ 35,700       25,000          20,287
  and Regulatory Affairs              1996           --           --           --              --

---------------
(1) This table does not reflect options granted subsequent to the close of fiscal 1998, which may represent grants partially in recognition of fiscal 1998 performance.

(2) Stated amounts represent (a) a hiring bonus to Mr. Petersmeyer in fiscal 1996, (b) a mortgage assistance payment to Dr. Koenig in fiscal 1997 and payment for a hiring bonus in fiscal 1997 and (c) a $22,758 hiring bonus to Mr. Capdevielle and a $1,400 tuition assistance for Mr. Capdevielle's children in fiscal 1997. Remaining amounts represent insurance premiums paid by the Company for term life insurance under the Company's group life insurance employee benefit.

(3) Mr. Capdevielle commenced employment with the Company in February 1997 and resigned as an officer in August 1998.

(4) Mr. Foster resigned as an officer of the Company in August 1998 but will continue to serve as Chief Executive Officer and member of the Cohesion Technologies, Inc. board of directors.

(5) Mr. Halleen commenced employment with the Company in February 1997.

(6) Dr. Koenig commenced employment with the Company in October 1996.

(7) Amount reflects bonuses earned in fiscal year 1998 but paid in August 1998.

     The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made during the fiscal year ended June 30, 1998.

                       STOCK OPTION GRANTS IN FISCAL 1998

                                           INDIVIDUAL GRANTS(1)                           POTENTIAL
                            --------------------------------------------------       REALIZABLE VALUE AT
                                          % OF TOTAL                                    ASSUMED ANNUAL
                             NUMBER OF     OPTIONS                                   RATES OF STOCK PRICE
                            SECURITIES    GRANTED TO                                   APPRECIATION FOR
                            UNDERLYING    EMPLOYEES    EXERCISE                   10-YEAR OPTION TERM($)(3)
                              OPTIONS     IN FISCAL      PRICE      EXPIRATION    --------------------------
       GRANTEE NAME         GRANTED(#)     YEAR(2)       $/SH.         DATE           5%             10%
       ------------         -----------   ----------   ---------    ----------    -----------    -----------
Gary S. Petersmeyer........    15,000       5.32%      $ 17.8125     08/07/07      $ 168,033      $ 425,828
                               20,000       7.09%      $ 17.8125     08/07/07      $ 224,044      $ 567,771
Jean-Pierre
Capdevielle(4).............     6,500       2.30%      $ 17.8125     08/07/07      $  72,814      $ 184,525
David J. Foster(5).........    15,000       5.32%      $ 17.8125     08/07/07      $ 168,033      $ 425,828
Norman L. Halleen..........     6,500       2.30%      $ 17.8125     08/07/07      $  72,814      $ 184,525
Reinhard Koenig, M.D.......     5,500       1.95%      $ 17.8125     08/07/07      $  61,612      $ 156,137
                                1,000       0.35%      $ 17.8125     08/07/07      $  11,202      $  28,389

---------------
(1) Consist of stock options granted pursuant to the Company's stock option plans, which generally become exercisable at a rate of two percent of the shares subject to the option per month for 50 months as long as the optionee remains an employee with, consultant to or director of the Company. The maximum term of each option granted is ten years from the date of grant. The exercise price is equal to the fair market value of the stock on the grant date.

(2) Out of a total of 282,115 options granted during the last fiscal year to purchase Company common stock.

(3) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There is no assurance that the amounts reflected will be realized.

(4) Mr. Capdevielle resigned as an officer of the Company in August 1998.

(5) Mr. Foster resigned as an officer of the Company in August 1998 but will continue to serve as Chief Executive Officer and member of the Cohesion Technologies, Inc. board of directors.

     The following table sets forth information for the named executive officers with respect to exercises of options to purchase Common Stock of the Company in the fiscal year ended June 30, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES    IN-THE-MONEY OPTIONS
                                                                 UNDERLYING UNEXERCISED            AT
                                                                   OPTIONS AT FISCAL        FISCAL YEAR-END
                                       SHARES                         YEAR-END(#)            (EXERCISABLE/
                                     ACQUIRED ON      VALUE          (EXERCISABLE/           UNEXERCISABLE)
               NAME                  EXERCISE(#)   REALIZED($)       UNEXERCISABLE)              ($)(1)
               ----                  -----------   -----------   ----------------------   --------------------
Gary S. Petersmeyer................      --            --           124,200/145,800        $386,214/$532,499
Jean-Pierre Capdevielle(2).........      --            --              9,300/22,200          $34,653/$74,411
David J. Foster(3).................      --            --             45,160/18,640         $176,221/$42,650
Norman L. Halleen..................      --            --              7,700/18,800          $27,805/$59,859
Reinhard Koenig, M.D...............      --            --             11,300/20,200          $41,213/$52,651

---------------
(1) The fair market value of the Company's Common Stock at the close of business on June 30, 1998 was $18.13 per share.

(2) Mr. Capdevielle resigned as an officer of the Company in August 1998.

(3) Mr. Foster resigned as an officer of the Company in August 1998 but will continue to serve as Chief Executive Officer and member of the Cohesion Technologies, Inc. board of directors.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors (the "Committee") is currently comprised of directors Davis and Bakar. The Committee oversees the administration of the Company's benefits and compensation plans, reviews corporate human resources programs and establishes policies governing the annual compensation of the executive officers of the Company.

     The following is a report submitted by the above listed committee members in their capacity as the Board's Human Resources Committee, addressing the Company's compensation policy as it related to the Company's executive officers for fiscal 1998.

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation, bonuses based on corporate performance and stock option grants. All executive officers, as well as senior-level managerial and technical employees, are eligible for and do participate in these compensation plans.

  Salary

     The Committee evaluates the performance and sets the salary of the Company's Chief Executive Officer, Gary S. Petersmeyer, on an annual basis. Mr. Petersmeyer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys, several of which are included in the peer group index in the Company's Performance Graph at page 13. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the Company's overall salary structure and the financial condition of the Company. The Company's compensation policy is designed to maintain executive officer base salaries within a range approximating the median of such salary data for like characteristics.

  Bonuses

     The Company seeks to provide annual incentives and rewards to executives who make contributions of outstanding value, contingent upon the performance of the Company as a whole.

     The Company's annual bonus program is funded by the attainment of a specific operating goal, with individual payouts based on performance relative to both additional corporate objectives and specific objectives for each executive's division. The operating goal and the corporate objectives are recommended by the Chief Executive Officer and approved by the Committee and the full Board.

     Both the target amount and potential range of bonuses available to executive officers are set annually by the Committee. Bonus awards are weighted so that high-end bonuses are available when the Company's performance exceeds corporate target, up to a defined maximum, and proportionally smaller or no awards are made when the Company does not meet corporate targets.

  Stock Options

     The Committee believes that equity ownership provides significant additional motivation to executives to maximize value for the Company's stockholders, and therefore approves both annual and periodic grants of stock options under the Company's 1994 Stock Option Plan. The Company's primary option grants are generally approved on an annual basis largely in recognition of individual performance during the fiscal year. The amounts of the annual grants are determined relative to guidelines derived from an industry survey of executive stock compensation provided by an outside consultant. In determining individual grants, the Committee also considers individual performance, current stock option holdings and grants to others within the Company. Additional grants may be given during the fiscal year in recognition of promotions or exemplary performance achievements.

     Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases over the exercise price. The Committee believes that the performance-based value of stock options serves to align the interests of executive officers closely with those of other stockholders. In accordance with this philosophy, the Company does not have a discounted option or restricted stock program for its executive officers.

     In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and key employees to remain with the Company for the long term, as such options become exercisable over time for so long as the officer or key employee continues his or her employment relationship with the Company.

  Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the 1994 Stock Option Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During fiscal 1998, the compensation of Gary S. Petersmeyer, the Chief Executive Officer of the Company, consisted of base salary and a bonus. Mr. Petersmeyer did not participate in any decisions related to his compensation.

     Mr. Petersmeyer's annual base salary was increased from $300,000 to $320,016 in February 1998 and he was granted an option to purchase 35,000 shares of Common Stock at an exercise price of $17.8125 per share, the fair market value of the Company's Common Stock on the date of grant. See "Compensation of Executive Officers -- Stock Option Grants in Fiscal 1998."

     After careful review of the Company's performance as measured against the annual corporate goals and objectives for fiscal 1998, the Committee determined that approximately 100% of all corporate objectives were realized for fiscal 1998. The Committee found 100% of Mr. Petersmeyer's target bonus award for the fiscal year to be appropriate relative to his total compensation package and to the compensation that chief executive officers in related industries can achieve. Accordingly, in August 1998, Mr. Petersmeyer was awarded an incentive bonus in the amount of $138,376, which represented approximately 46% of his annual salary, or 100% of the target award for individual and corporate performance in fiscal 1998.

                                SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                                OF THE BOARD OF DIRECTORS

                                Anne L. Bakar
                                William G. Davis

                    HUMAN RESOURCES COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The members of the Human Resources Committee of the Company's Board are currently directors Bakar and Davis, none of the members of the Human Resources Committee has at any time been an officer or employee of the Company or any subsidiary of the Company.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return, assuming reinvestment of all dividends, for the Company's Common Stock at June 30, 1998 since June 30, 1993 to the cumulative return over such period of (i) The Nasdaq Stock Market -- US Index and (ii) the S & P Medical Products & Supplies Index. The graph assumes that $100 was invested on June 30, 1993 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $22.75, the closing price on June 30, 1993. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG COLLAGEN AESTHETICS, INC., THE NASDAQ STOCK MARKET
          -- US INDEX AND THE S & P MEDICAL PRODUCTS & SUPPLIES INDEX

                                                                              S & P HEALTH
                                                                                  CARE
                                         COLLAGEN                               (MEDICAL
                                       AESTHETICS,        NASDAQ STOCK         PRODUCTS &
                                          INC.            MARKET (U.S.)         SUPPLIES)
JUN-93                                   100.00              100.00              100.00
JUN-94                                    82.90              100.96               96.40
JUN-95                                    76.32              134.77              147.90
JUN-96                                    85.99              173.03              194.31
JUN-97                                    79.59              210.38              257.48
JUN-98                                    83.30              277.69              344.43

* $100 INVESTMENT ON 6/30/93 IN STOCK OR INDEX
  INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING JUNE 30.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  CollOptics, Inc.

     In December 1992, the Company purchased 800,000 shares of preferred stock of CollOptics, Inc. ("CollOptics") for an aggregate of $500,000. In addition, the Company granted to CollOptics a license to use the Company's technology in the field of refractive surgery for long-term vision correction and entered into certain other technology-related agreements with CollOptics. In September 1995, the Company purchased an additional 1,000,000 shares of CollOptics preferred stock for an aggregate of $500,000. During fiscal 1997, CollOptics made certain payments to the Company, primarily for research and development services and the reimbursement of expenses paid by the Company, totaling $500,000. As of June 30, 1997, CollOptics owed the Company $769,981 for research and development services and the reimbursement of expenses paid by the Company. David J. Foster, Chief Executive Officer of Cohesion Technologies, Inc. and Dr. Frank DeLustro, President and Chief Operating Officer of Cohesion, are directors of CollOptics. As of June 30, 1997, the Company held a 47% equity interest in CollOptics. In connection with the spinoff of Cohesion Technologies, Inc. by the Company, all outstanding shares of CollOptics owned by the Company and all agreements between the Company and CollOptics were transferred to Cohesion Technologies, Inc. effective January 1, 1998.

  Cohesion Corporation

     In November 1993, the Company purchased from Cohesion Corporation, for approximately $65,000, 50,000 shares of Preferred Stock ("Cohesion Corporation Preferred Stock") and 200,000 shares of Common Stock ("Cohesion Corporation Common Stock"). In April 1994, the Company purchased 95,238 shares of Cohesion Corporation Preferred Stock for approximately $86,000, and in July 1994, the Company purchased 104,762 shares of Cohesion Corporation Preferred Stock for approximately $94,000. Cohesion Corporation was formerly known as Otogen Corporation ("Otogen") and Dr. Rodney Perkins, a director of the Company at that time, was the majority stockholder, Chairman and President. In addition to the purchase of shares, the Company granted to Cohesion Corporation a license to use the Company's technology in the fields of otology and neurosurgical applications, in return for which the Company was granted an additional 50,000 shares of Cohesion Corporation Common Stock. Between April 1994 and May 1996, the Company made an additional equity investment in Cohesion Corporation of $180,000 and loaned to Cohesion Corporation an aggregate of approximately $1,540,000. In May 1996, the Company purchased an additional aggregate of 875,000 shares of Cohesion Corporation Common Stock and Cohesion Corporation Preferred Stock from Cohesion Corporation for an aggregate of approximately $5.1 million (including conversion of Cohesion Corporation's outstanding indebtedness to the Company) and purchased 275,000 shares of Cohesion Corporation Common Stock and Cohesion Corporation Preferred Stock from Dr. Perkins for an aggregate of $1,452,500. The Company also granted to Cohesion Corporation a license to use certain of the Company's technology in the fields of tissue adhesion and anti-adhesion technology, excluding ophthalmic applications, in return for which the Company was granted an additional 75,000 shares of Cohesion Corporation Preferred Stock. In addition, the Company agreed to loan Cohesion Corporation up to $5,000,000 in the form of convertible debt, which loan, drawn upon at the direction of the President of Cohesion Corporation, bore interest at an annual rate of the greater of the prime lending rate or 10% and will be due and payable five years after the date of the first disbursement, subject to acceleration under certain circumstances. In connection with the loan transaction, Dr. Perkins granted the Company an option to purchase up to 125,000 additional shares of Cohesion Corporation Common Stock held by Dr. Perkins, which option becomes exercisable as to 25,000 shares for each $1,000,000 of the loan commitment that is disbursed. In each of May 1997, August 1997 and October 1997 the Company loaned $1,000,000 to Cohesion Corporation under the loan commitment and purchased 25,000 shares of Cohesion Corporation Common Stock from Dr. Perkins. In addition, in connection with this transaction, the Company agreed to grant Dr. Perkins an option to purchase up to 77,500 shares of the Company's Common Stock in connection with his continued participation on the Cohesion Corporation Board of Directors. In connection with the May 1996 stock purchase transactions, Craig W. Johnson, a former director and the former Secretary of the Company, and an investment partnership in which he holds a beneficial interest purchased an aggregate of 25,000 shares of Cohesion Corporation Common Stock and Cohesion Corporation Preferred Stock for an aggregate of $127,750. In June 1996, Dr. John R. Daniels, a former director of the Company, was appointed to Cohesion Corporation's Board of Directors. As of June 30, 1997, the Company held an 81% equity interest in Cohesion Corporation and in December 1997 increased its ownership position to 99%. Effective January 1, 1998, the Company contributed all of its holdings of the Cohesion Corporation capital stock and its research and development programs for sealant and adhesion barriers to Cohesion Technologies, Inc.

  Innovasive Devices, Inc.

     In October 1995, the Company purchased 844,000 shares of preferred stock of Innovasive for $4,100,000. In connection with this investment, the Company entered into Research and Development, Distribution and Manufacturing and Supply Agreements with Innovasive with respect to tissue fixation devices manufactured from collagen-based materials using the Company's proprietary technology. Shortly following its investment in Innovasive, the Company purchased from Howard D. Palefsky, the former Chairman and Chief Executive Officer of the Company, all of his holdings of Innovasive capital stock (30,303 shares) for an aggregate of $63,552. During fiscal 1997, pursuant to the terms of the Research and Development Agreement, Innovasive made payments to the Company totaling $698,665 for research and development services and reimbursement of expenses paid by the Company. As of June 30, 1997, Innovasive owed the Company $289,243 for research and development services and the reimbursement of expenses paid by the Company. In connection with the spinoff of Cohesion Technologies, Inc., all outstanding shares of Innovasive owned by the Company and all agreements between the Company and Innovasive were transferred to Cohesion Technologies, Inc. Prior to that transfer, the Company was entitled to elect one member of Innovasive's Board of Directors so long as it held five percent of Innovasive's capital stock on a fully diluted basis. Mr. Foster is the Company's current designee on the Innovasive Board of Directors. As of December 31, 1997, the Company held approximately nine percent of Innovasive's outstanding capital stock.

  Outside Legal Counsel

     Since February 1993, the Company has retained as its principal outside legal counsel Venture Law Group, A Professional Corporation, a law firm of which Craig W. Johnson, a former director of the Company, is a director. Prior to such time, the Company had retained Wilson, Sonsini, Goodrich & Rosati, Professional Corporation ("WSG&R"), as its principal outside legal counsel since 1977. From 1980 until February 1993, Mr. Johnson was a member of WSG&R. In connection with the spinoff of Cohesion Technologies, Inc., Mr. Johnson, who was elected to the Cohesion Board, resigned from the Company's Board.

  Executive Officers and Directors

     In October 1995, Ross Erickson, then an executive officer of the Company and currently an executive officer of Cohesion and Cohesion Corporation, borrowed $120,000 from the Company pursuant to a secured promissory note. This debt was secured by real property purchased by Mr. Erickson and all shares of the Company's stock issued to Mr. Erickson pursuant to the exercise of stock options. In May 1997, all amounts due to the Company under such loan were repaid through the assumption of the loan by Cohesion Corporation In October 1997 and December 1997 Ross Erickson repaid to Cohesion Corporation all amounts owing on such promissory note.

     In August 1994, June 1995 and December 1995, Howard Palefsky borrowed an aggregate of $475,000 from the Company pursuant to promissory notes secured by all shares of the Company's capital stock held by Mr. Palefsky while such debt is outstanding, and bearing an annual interest rate equal to the lesser of 10% or the prime rate at the close of each quarter for which interest accrues. In February 1996, Mr. Palefsky borrowed an additional $1,080,000 from the Company on an unsecured basis pursuant to a promissory note bearing an annual interest rate equal to the lesser of 10% or the prime rate at the close of each quarter for which interest accrues.

     In March 1997, Mr. Palefsky entered into an agreement with the Company in connection with the severance of his employment relationship with the Company pursuant to which, among other things, Mr. Palefsky agreed to provide consulting services. Pursuant to the Separation and Distribution Agreement,

Cohesion has assumed the Company's obligations under the agreement with Mr. Palefsky. Under the agreement the Company agreed to pay Mr. Palefsky a consulting fee of $29,167 during each of the first 24 months of his consultancy. As additional compensation for services during his consultancy and for Mr. Palefsky's execution and adherence to a noncompetition agreement with the Company, the Company agreed to: (i) pay Mr. Palefsky a bonus of $650,000, (ii) conditioned on completion of the first year of his consultancy and noncompetition, pay Mr. Palefsky a bonus of $225,000 on the first anniversary date of the agreement and forgive $425,000 of the principal and any accrued interest thereon of outstanding loans totaling $475,000 in principal amount, made to Mr. Palefsky by the Company and (iii) conditioned on completion of the second year of Mr. Palefsky's consultancy, the Company agreed to forgive the balance of the principal and any accrued interest thereon of the above loans and also to forgive the entire principal balance and any accrued interest thereon of the loan in the principal amount of $1,080,000 made by the Company in February 1996 to Mr. Palefsky. During his consultancy, Mr. Palefsky is also entitled to reimbursement for his reasonable expenses incurred in connection with rendering consulting services to the Company. Mr. Palefsky's options to purchase stock of the Company shall continue to vest during his period of consultancy and shall, in any event, be fully vested on conclusion of the consultancy.

     In February 1997, the Company entered into an employment agreement with Gary S. Petersmeyer, the Company's President and Chief Executive Officer, containing arrangements pursuant to which Mr. Petersmeyer is entitled to receive, in the event of his involuntary termination (other than for cause) by the Company (apart from a change of control), a lump sum payment of 12 months base salary, a lump sum payment equal to Mr. Petersmeyer's scheduled bonus, and accelerated vesting of any options previously granted to and held by Mr. Petersmeyer as of the termination date, to the extent that such options would have vested during the 12 months following the termination date. In the event of his involuntary termination (other than for cause) by the Company within 24 months following a "change of control," Mr. Petersmeyer is entitled to a lump sum payment of 24 months base salary, a lump sum payment equal to two times Mr. Petersmeyer's scheduled bonus, and accelerated vesting of any options previously granted to and held by Mr. Petersmeyer as of the termination date, to the extent that such options would have vested during the 24 months following the termination date.

     In December 1997, Charles Williams, Vice President, Operations of Cohesion, borrowed $150,000 from Cohesion Corporation, pursuant to a promissory note bearing an annual interest rate of 8.5%, secured by certain real property owned by Mr. Williams and all shares of Cohesion Corporation Common Stock issued to Mr. Williams upon exercise of stock options currently held or acquired following the date of the loan by Mr. Williams while the loan amount is outstanding.

  Change of Control Agreements

     The Company and Cohesion entered into certain "change of control" agreements with certain of their respective officers pursuant to which all options granted to such executive officers to purchase Company Common Stock shall immediately vest to the extent that such options would have vested during the 24 months following the termination date, and all options granted to such executive officers to purchase Cohesion Corporation Common Stock, shall immediately vest to the extent that such options would have vested during the 24 months following a "change of control," in the event that such officer's employment is involuntarily terminated without cause within a specified period of time following a change of control of the Company or Cohesion. Events constituting a change of control include (i) any person acquiring 50% or more of the total voting power represented by the Company's or Cohesion's then outstanding voting securities without the approval of the Company's Board or the Cohesion Board, respectively; (ii) any person acquiring 50% or more of the total voting power represented by the Company's or Cohesion's then outstanding voting securities without the approval of the Company's Board or the Cohesion Board, respectively; (iii) any merger, sale of assets or liquidation of the Company or Cohesion in which the Company's or Cohesion's outstanding voting securities prior to the transaction cease to represent at least 50% of the total voting power represented by the voting securities of the Company or Cohesion, respectively or of the surviving entity after the transaction; or (iv) replacing a majority of the Company's Board or the Cohesion Board.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended June 30, 1998. To the best of the Company's knowledge, all of these filing requirements have been satisfied. In making these statements, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Elias J. Blawie, Secretary

Dated: September 28, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          OF COLLAGEN AESTHETICS, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby appoints CHARLENE A. FRIEDMAN, NORMAN L. HALLEEN and GARY S. PETERSMEYER, and each of them, with full power substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of COLLAGEN AESTHETICS, INC. that the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of COLLAGEN AESTHETICS, INC. to be held on October 28, 1998, at 10:00 a.m., local time, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

     If no direction is made, this proxy will be voted in the Election of Directors in the manner described in the Proxy Statement, FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee to the Board of Directors, it shall be deemed to grant such authority.

(Continued, and to be dated and signed on the reverse side.)


                                            COLLAGEN AESTHETICS, INC.
                                            P.O. BOX 11042
                                            NEW YORK, N.Y. 10203-0042

                             Detach Proxy Card Here

PROPOSAL 1. TO ELECT DIRECTORS TO SERVE FOR THE ENSUING YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED.

FOR all nominees           WITHHOLD AUTHORITY to vote             EXCEPTIONS
listed below      /X/      for all nominees listed below  /X/               /X/

 Nominees: GARY S. PETERSMEYER, ANNE L. BAKAR, FULTON COLLINS, WILLIAM G. DAVIS, and GERALD LAZARUS, M.D.

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name)


PROPOSAL 2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

    FOR   /X/                  AGAINST  /X/             ABSTAIN  /X/


PROPOSAL 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.


Change of Address and or Comments Mark Here    /X/


                             Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership namely authorized person.

                             DATED:                                , 1998
                                   --------------------------------

                              ---------------------------------------------
                                              Signature

                              ---------------------------------------------
                                          Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Votes MUST be indicated
(X) in Black or Blue Ink